CHISHOLM & ASSOCIATES
                   Certified Public Accountants

A Professional                  P.O. Box 540216         Office (801) 292-8756
Corporation                  North Salt Lake, Utah         Fax (801) 292-8809
                                   84054-0216
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March 16, 2004

Securities and Exchange Commission
Washington, DC 20549

Re: Skinovation Pharmaceutical Incorporated

Gentlemen:

We have read Item 4 "CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS" contained in Skinovation Pharmaceutical Incorporated's amended 8-K and are in agreement with the statements contained therein, as they relate to our firm.



Very truly yours,


/s/ Chisholm & Associates
______________________________
Chisholm & Associates
North Salt Lake, Utah